UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2017

MSCI Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33812	13-4038723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 World Trade Center, 250 Greenwich St, 49th Floor, New York, NY 10007

(Address of principal executive offices) (Zip Code)

(212) 804-3900

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 1, 2017, the Board of Directors of MSCI Inc. (“MSCI” or the “Company”) appointed Peter J. Zangari, then Head of Analytics, to serve as, and assume the duties of, the Company’s Global Head of Research and Product Development, effective immediately. As Global Head of Research and Product Development of the Company, Mr. Zangari will set the research agenda and drive integration of research into the Company’s products and services to deliver innovative solutions to investment problems. Remy Briand, who previously held the role of Global Head of Research since February 2015, was appointed Head of ESG and Real Estate in June 2016 and will now focus solely on his product line responsibilities.

In connection with Mr. Zangari’s appointment, Jorge Mina, who has been the Head of Analytics for the Americas since 2015, was appointed Head of Analytics. As Head of Analytics, Mr. Mina will be responsible for all of MSCI’s analytics products and services. Mr. Mina will also serve on the Company’s Executive Committee.

Mr. Zangari, age 49, joined the Company in 2011 and is a member of the Company’s Executive Committee. He served as Head of Analytics from February 2015 until February 2017. Prior to this, he served as Head of Equity Portfolio Management Analytics from August 2011 until February 2015. Prior to joining MSCI, Mr. Zangari held progressively senior-level positions at Goldman Sachs since 1998, most recently as the Head of Risk and a member of the leadership team for the Quantitative Investment Strategies (“QIS”) business of Goldman Sachs Asset Management (“GSAM”). Prior to joining QIS, Mr. Zangari was responsible for building out and managing GSAM’s proprietary equity risk and attribution platform. Mr. Zangari has a Bachelor of Arts degree in economics from Fordham University and a PhD in economics, with a specialization in applied econometrics and computational statistics, from Rutgers University.

There were no new compensatory arrangements or modifications to existing compensatory arrangements nor were there any grants or awards made to Mr. Zangari in connection with his appointment as the Company’s Global Head of Research and Product Development. Mr. Zangari will continue to be eligible to participate in the Company’s benefit plans available to all members of the Company’s Executive Committee, including the MSCI Inc. 2016 Omnibus Incentive Plan.

The selection of Mr. Zangari to serve as the Global Head of Research and Product Development was not made pursuant to any arrangement or understanding with respect to any other person. In addition, there are no family relationships between Mr. Zangari and any director or other executive officer of the Company and there are no related persons transactions (within the meaning of Item 404(a) of Regulation S-K) involving Mr. Zangari and the Company and/or its subsidiaries.

On February 2, 2017, the Company issued a press release announcing these appointments, a copy of which is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 99.1	Press Release of MSCI Inc., dated February 2, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSCI Inc.

By:	/s/ Henry A. Fernandez
Name:	Henry A. Fernandez
Title:	CEO, President and Chairman

Date: February 2, 2017

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Press Release of MSCI Inc., dated February 2, 2017.